SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

[X] Preliminary Proxy Statement
[ ] Confidential,  for  Use  of the  Commission  Only  (as  permitted  by  Rule
    14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive  Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             NN Ball & Roller, Inc.
                (Name of Registrant as Specified In Its Charter)

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously Paid:
         (2) Form, Schedule or Registration Statement No.:
         (3) Filing Party:
         (4) Date Filed:

       PRELIMINARY COPY SUBJECT TO COMPLETION, DATED APRIL 10, 2000

                              NN BALL & ROLLER, INC.
                               800 TENNESSEE ROAD
                                 ERWIN, TN 37650

April 10, 2000

Dear Stockholder:

You are cordially invited to attend the 2000 Annual Meeting of NN Ball & Roller, Inc., which will be held on May 11, 2000 at 10:00 a.m., local time, at the Renaissance Charlotte Suites Hotel, 2800 Coliseum Centre Drive, Charlotte, North Carolina, 28217.

The business to be conducted at the Annual Meeting is described in the attached Notice of Meeting and Proxy Statement. You are urged to read the Proxy Statement carefully before completing the enclosed proxy card. The Annual Meeting will include a report on the affairs of the Company presented by management and an opportunity for questions and comments by stockholders.

To assure your representation at the meeting, please mark, date and sign the proxy card and return it in the enclosed envelope at your earliest convenience, whether or not you plan to attend the meeting. If you attend the Annual Meeting, you may revoke your proxy and vote in person if you so desire.

Sincerely,


/s/ Richard D. Ennen
Richard D. Ennen
Chairman

                              NN BALL & ROLLER, INC.
                               800 TENNESSEE ROAD
                                 ERWIN, TN 37650


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Notice is hereby given that the Annual Meeting of Stockholders of NN Ball & Roller, Inc., a Delaware corporation, will be held on May 11, 2000, at 10:00 a.m., local time, at the Renaissance Charlotte Suites Hotel, 2800 Coliseum Centre Drive, Charlotte, North Carolina, 28217, for the following purposes:

     (1) To elect two Class III directors, each to serve for a term of three years;

     (2) To consider and act upon a proposal that the stockholders approve an amendment to the Company's Certificate of Incorporation.

     (3) To consider and act upon a proposal that the stockholders ratify the selection of PricewaterhouseCoopers LLP as the Company's independent auditor for the fiscal year ending December 31, 2000; and

     (4) To conduct such other business as properly may come before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THESE PROPOSALS.

Details regarding these matters are contained in the accompanying Proxy
Statement.

Holders of record of the Common Stock at the close of business on March 20, 2000, are entitled to notice of and to vote at the Annual Meeting.

Please mark, date and sign the enclosed proxy card and return it in the envelope provided. You may revoke your proxy at any time before the votes are cast at the Annual Meeting.

By Order of the Board of Directors,


/s/ William C. Kelly, Jr.
William C. Kelly, Jr.
Secretary

Erwin, Tennessee
April 10, 2000

                             NN BALL & ROLLER, INC.

                                 PROXY STATEMENT

                                       FOR

                       2000 ANNUAL MEETING OF STOCKHOLDERS


      Proxies are being solicited by the Board of Directors of NN Ball & Roller, Inc. (the "Company"), in connection with the annual meeting of stockholders to be held on May 11, 2000 at the RENAISSANCE CHARLOTTE SUITES HOTEL, 2800 COLISEUM CENTRE DRIVE, CHARLOTTE, NORTH CAROLINA, 28217 (the "Annual Meeting"), for the purpose of considering and acting upon the matters set forth in the foregoing Notice of Annual Meeting of Stockholders (the "Notice"). Stockholders of record of the Company's common stock, par value $.01 per share ("Common Stock"), as of the close of business on March 20, 2000, will be entitled to vote at the meeting. On March 20, 2000 (the "Record Date"), 15,244,308 shares of Common Stock were issued and outstanding.

      The entire cost of the proxy solicitation is being paid by the Company. In addition to solicitation by mail, officers and employees of the Company, without additional remuneration, may solicit proxies by telephone, facsimile transmission or personal contact. Brokerage houses, banks, nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of shares held by them of record and will be reimbursed by the Company for their expenses in so doing.

      The mailing address of the Company's executive office is 800 Tennessee Road, Erwin, Tennessee 37650. This Proxy Statement and the form of proxy will be mailed to stockholders on or about April 6, 2000.

VOTING; QUORUM; PROXIES

      Each share of Common Stock outstanding on the Record Date is entitled to one vote on each matter submitted to a vote of stockholders at the Annual Meeting. A quorum for the conduct of business is established when the holders of at least a majority of the outstanding shares of Common Stock entitled to vote in the election of directors are present at the meeting or are represented by proxy. Representatives of the Company will serve as inspectors of election for the Annual Meeting.

      Shares represented by a properly executed proxy will be voted at the Annual Meeting in the manner specified. In the absence of specific instructions, shares represented by a properly executed proxy will be voted for approval of an amendment to the Company's Certificate of Incorporation, for each of the nominees for election to the Board of Directors named herein and for the proposal to ratify the selection of PricewaterhouseCoopers LLP to serve as the Company's independent auditor for 2000.

      The Board of Directors does not now intend to bring before the Annual Meeting any matters other than those disclosed in the Notice, and it is not aware of any business that any other persons intend to bring before the Annual Meeting. Should any such matter requiring a vote of the stockholders arise, the enclosed form of proxy confers upon the persons named therein the discretionary authority to vote the shares represented by the proxy as they deem appropriate.

      A proxy may be revoked at any time before it is exercised by delivery to the Secretary of the Company of a written revocation or a subsequently dated proxy and will be deemed revoked if the stockholder votes in person at the Annual Meeting.

VOTING RIGHTS AND OUTSTANDING SHARES

     Approval of Proposals II and III requires the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at the meeting. Broker non-votes (i.e., shares present by proxy but for which no voting authority has been given by the beneficial holder) will affect the vote on the proposals in that they will be treated as a "no" vote and abstentions (shares not voted by a stockholder present at the Annual Meeting) will be treated as "no" votes. Because directors are elected by a plurality of the votes cast, abstentions and broker non-votes will not effect the outcome of the election of directors.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

SECURITY OWNERSHIP OF MANAGEMENT

      The following table shows, as of March 20, 2000, the beneficial ownership of Common Stock by each director, each executive officer named in the Summary Compensation Table, and all directors and executive officers as a group, in each case as reported to the Company by such persons.


          NAME AND ADDRESS OF        NUMBER OF SHARES         PERCENTAGE
           BENEFICIAL OWNER(1)      BENEFICIALLY OWNED     BENEFICIALLY OWNED(2)
           ----------------         ---------------------  ---------------------


Richard D. Ennen . . . . . . . . . .      2,843,420              18.6%
Michael D. Huff . . . . . . . . . . .       645,217 (3)           4.2%
Roderick R. Baty . . .. . . . . . . .         2,395                  *
Frank T. Gentry . . . . . . . . . . .        31,561                  *
James L. Earsley . . . .  . . . . . .       221,428 (4)           1.4%
Michael E. Werner . . . . . . . . . .        11,287 (5)              *
G. Ronald Morris . . . . . . . . . .         11,000 (6)              *
Steven T. Warshaw . . . . . . . . . .         8,000 (7)              *
David L. Dyckman . . . . . . . . . .          8,100 (8)              *
Robert R. Sams . . .. . . . . . . . .            50                  *
All directors and executive officers
as a group  . . . . . . . . . . . . .     3,782,458              24.8%

-------------------------------

*     Less than 1%
[FN]
(1) The address of the beneficial owner is c/o NN Ball & Roller, Inc., 800 Tennessee Road, Erwin, Tennessee 37650.

(2) The percentage shown as beneficially owned by each person or group represents the total number of shares of Common Stock shown in the adjacent column divided by the sum of (i) the number of issued and outstanding shares of Common Stock as of March 20, 2000, and (ii) all shares of Common Stock, if any, issuable upon the exercise of stock options held by such person (but no other person) or group, as applicable, that were exercisable on March 20, 2000, or which will become exercisable within 60 days thereafter.

(3) Includes 6,000 shares of Common Stock that Mr. Huff holds as an option to purchase and 225,000 shares of Common Stock registered in the name of Mr. Huff's wife.

(4) Includes 2,818 shares of Common Stock registered in the name of Mr. Earsley's minor son.

(5) Includes 6,000 shares of Common Stock that Mr. Werner holds as an option to purchase and 5,287 shares of Common Stock registered in the name of Mr. Werner's wife.

(6) Includes 6,000 shares of Common Stock that Mr. Morris holds as an option to purchase.

(7) Includes 6,000 shares of Common Stock that Mr. Warshaw holds as an option to purchase.

(8) Includes 8,000 shares of Common Stock that Mr. Dyckman holds as an option to purchase.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      The following table sets forth, as of December 31, 1999, the number of shares of the Company's Common Stock beneficially owned by the only parties known to the Company's management to own more than 5% of the Company's Common Stock (other than Richard D. Ennen, for whom information is shown on the preceding table).


          NAME AND ADDRESS OF            NUMBER OF SHARES        PERCENTAGE
           BENEFICIAL OWNER             BENEFICIALLY OWNED     BENEFICIALLY OWNED
           ----------------             ---------------------  ------------------

Deprince, Race & Zollo, Inc............    2,028,250               13.3%
201 S. Orange Avenue
Suite 850
Orlando, FL  32801

Wellington Management Company, LLP.....    1,311,150(1)             8.6%
75 State Street
Boston, MA  02109

Capital Guardian Trust Company.........      895,200                5.9%
1110 Santa Monica Boulevard
Los Angeles, CA 90025

Royce & Associates, Inc................      914,000                6.0%
1414 Avenue of the Americas
New York, NY  10019

[FN]
(1) Includes 839,150 shares for which Wellington Management Company, LLP, an investment adviser, reports shared voting power with the beneficial owners of such shares and 1,311,150 shares for which Wellington Management Company, LLP reports shared dispositive power with the beneficial owners of such shares. Wellington Management Company, LLP, holds all such shares on behalf of its clients and disclaims any economic interest in the shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Under Section 16(a) of the Securities Exchange Act of 1934, as amended, each of the Company's directors and executive officers, and any beneficial owner of more than 10% of the Common Stock, is required to file with the Securities and Exchange Commission (the "SEC") initial reports of beneficial ownership of the Common Stock and reports of changes in beneficial ownership of the Common Stock. Such persons also are required by SEC regulations to furnish the Company with copies of all such reports.

      Based solely on its review of the copies of such reports furnished to the Company for the year ended December 31, 1999, and on the written representations made by such persons that no other reports were required, the Company is not aware of any instance of noncompliance with Section 16(a) by its directors, executive officers or owners of more than 10% of the Common Stock, except for one inadvertent late filing by each of Mr. Morris, Mr. Werner, Mr. Warshaw and Mr. Huff.

                                   PROPOSAL I
                              ELECTION OF DIRECTORS

     The Company's Certificate of Incorporation provides for the division of the Board of Directors into three classes: Class I, Class II and Class III. Only one class of directors is elected at each annual meeting. Each director so elected serves for a three-year term and until his or her successor is elected and qualified, subject to such director's earlier death, resignation or removal.

NOMINEES

      Two Class III directors will be elected to the Board of Directors at the Annual Meeting. The Company has nominated for election Richard D. Ennen and Roderick R. Baty, each of whom currently is a director. Each of the nominees has indicated a willingness to continue to serve as a director if elected, but if either of them shall decline or be unable to serve, the persons named as proxies intend to vote all shares in favor of the election of such other person who may be nominated as a replacement by the Board of Directors. If no such other person is nominated as a replacement, the Board of Directors will reduce the number of directors to be elected at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES.

                                   PROPOSAL II
               AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION
                   TO CHANGE THE COMPANY'S NAME TO NN, INC.

     The Board of Directors has adopted a resolution proposing that the Company's Certificate of Incorporation be amended as follows: "The name of the corporation (hereinafter called the "Corporation") is NN, Inc." The Board feels the name change better reflects the more diverse business model of the Company.

     If approved by the stockholders, The change of corporate name will become effective upon the filing of a Certificate of Amendment with the Secretary of State of Delaware.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL

                                  PROPOSAL III
                      RATIFICATION OF SELECTION OF AUDITORS

      The firm of PricewaterhouseCoopers LLP has been selected by the Board of Directors as the Company's outside auditors for 1999. PricewaterhouseCoopers LLP has served as the independent auditors of the Company since 1990. Although it is not required to do so, the Board has determined that it is desirable to seek stockholders' ratification of the selection of PricewaterhouseCoopers LLP.

      A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement, if he or she so desires, and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                        INFORMATION ABOUT THE DIRECTORS

      The following table sets forth the names of each current director (including the nominees for election), their age, their years of service as a director, the year in which their current term expires and their current positions with the Company. The table is followed by a more detailed biographical description for each director.

                                    DIRECTOR   TERM    POSITIONS WITH THE
NAME                        AGE      SINCE    EXPIRES  COMPANY
----                        ---      -----    -------  ------------------
Richard D. Ennen........     72      1980      2000    Chairman of the Board
                                                       and Director
Roderick R. Baty........     46      1995      2000    Chief Executive Officer,
                                                       President and Director
Michael D. Huff.........     52      1980      2001    Director
Michael E. Werner.......     55      1995      2001    Director
G. Ronald Morris........     63      1994      2002    Director
Steven T. Warshaw.......     51      1997      2002    Director
James L. Earsley........     54      1999      2002    Director

      Richard D. Ennen is the principal founder of the Company and has been the Chairman of the Board and a director of the Company since its formation in 1980. He served as Chief Executive Officer of the Company from its inception until 1997 and as President of the Company from its inception until 1990. In recent years, Mr. Ennen has focused on the development and implementation of the Company's business strategy rather than the day-to-day operations of the Company. Prior to forming the Company, Mr. Ennen held various management and executive positions with Hoover Precision Products, Inc. (formerly Hoover Universal, Inc.), a division of Tsubakimoto Precision Products Co. Ltd, including Corporate Vice President and General Manager of the ball and roller division. Mr. Ennen has over 40 years of experience in the anti-friction bearing industry.

      Roderick R. Baty became President and Chief Executive Officer in July 1997. He joined the Company in July 1995 as Vice President and Chief Financial Officer and was elected to the Board of Directors to fill a vacant seat in August 1995. Prior to joining the Company, Mr. Baty served as President and Chief Operating Officer of Hoover Precision Products from 1990 to January 1995, and as Vice President and General Manager of Hoover Precision Products from 1985 to 1990.

      Michael D. Huff has served as a director of the Company since its formation in 1980 and as a consultant to the Company since January 1995. From 1980 until his retirement in January 1995, Mr. Huff served as the Chief Financial Officer, Treasurer and Secretary of the Company. Before joining the Company, Mr. Huff served as a division controller of Hoover Precision Products, Inc. from 1975 until 1980. Mr. Huff is a member of the American Institute of Certified Public Accountants and the Tennessee Society of Certified Public Accountants.

      Michael E. Werner is a management consultant with Werner Gershon Associates, a management consulting firm specializing in manufacturing companies that Mr. Werner co-founded in 1982. During the five years prior to starting his business, Mr. Werner served as Director of Strategic Planning and Business Development for the Uniroyal Chemical Company. He also has held positions with the New York Central Company, Western Electric Company and the Continental Group.

      G. Ronald Morris retired during 1999 from Western Industries, Inc., a contract manufacturer of metal and plastic products. Mr. Morris had served as President, Chief Executive Officer and director of Western Industries, Inc. since July 1991. From 1989 to 1991, Mr. Morris served as Chairman of the Board of Integrated Technologies, Inc., a manufacturer of computer software, and from 1988 to 1989, he served as Vice Chairman of Rexnord Corporation, a manufacturer of mechanical power transmission components and related products, including anti-friction bearings. From 1982 to 1988, Mr. Morris served as President and Chief Executive Officer of PT Components, Inc., a manufacturer of mechanical power transmission components and related products that was acquired by Rexnord Corporation in 1988.

      Steven T. Warshaw has served as Senior Vice President of Photronics, Inc., a global supplier to the semiconductor industry since February 1999. From 1996 to 1999, he served as President of Olin Microelectronic Materials, a company supplying technologically advanced chemicals, products, and services to semiconductor manufacturers. Prior to his current position, Mr. Warshaw served in a variety of positions at Olin since 1974, including President of OCG Microelectronic Materials and Vice President of Olin's Chemicals Division.

      James L. Earsley was elected to the Board effective August 1, 1999. Mr. Earsley has spent his entire career with Industrial Molding Corporation
(IMC) and was Chairman of the Board at the time of the Company's acquisition of IMC on July 4, 1999. Mr. Earsley remains involved with the business in a non-employee consulting role.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      Michael E. Werner, a director of the Company, is a principal of Werner Gershon Associate. Werner Gershon Associates was retained by the Company to help develop a long-range business strategy for its Plastics Division. During the latter part of 1999, Werner Gershon Associates worked with the Company to study their markets and competitors, and defining new business opportunities. The result of this work, when complete, will be a long-range business plan. The Company paid Werner Gershon Associates approximately $50,000 for its services in 1999.

      James L. Earsley, past Chairman of Industrial Molding Corporation, was elected to the Board of Directors effective August of 1999. Although no longer involved in the day-to-day business of IMC, Mr. Earsley was retained by the Company in a non-employee consulting role to Industrial Molding Corporation and is involved with strategic development. Mr. Earsley was paid approximately $75,000 for his services in 1999.

STOCKHOLDERS AGREEMENT

      The Company and the persons who were stockholders of the Company prior to its initial public offering are parties to an agreement which provides that, so long as the Ennen family continues to hold at least 10 percent of the Common Stock, in the event that Mr. Ennen for any reason ceases to serve as a director of the Company, such individuals will vote their shares of Common Stock in favor of a director nominee who is designated by the Ennen family. To the Company's knowledge, as of March 20, 2000, members of the Ennen family held, in the aggregate, approximately 20.7 percent of the outstanding shares of Common Stock, and the other parties to the Agreement held, in the aggregate, approximately
12.9 percent of the outstanding shares of Common Stock.

COMPENSATION OF DIRECTORS

     Directors who are not employees of the Company are paid an annual retainer of $15,000 and a fee of $1,000 for each Board or Committee meeting attended, except that directors do not receive fees for attendance at Committee meetings held on the same day as a Board meeting. Directors who are employees of the Company do not receive any compensation for their service as directors. Directors may elect to defer some or all of the compensation they are provided by the Company. In addition, each Director who is not an employee of the Company received 5,000 stock options on July 4, 1999. The exercise price of the options was $5.94 per share, which was the closing price of the stock on Nasdaq on the date the option was granted. The term of the options is ten years from the date of grant. These options become fully vested on January 4, 2000. In the event of termination of service due to death or disability, the options become fully vested. The Company also reimburses all directors for out-of-pocket expenses incurred in attending Board and Committee meetings.

COMMITTEES OF THE BOARD

      AUDIT COMMITTEE. The Audit Committee of the Board of Directors consists of G. Ronald Morris, Michael E. Werner, and Steven T. Warshaw. The Audit Committee is responsible for recommending the independent certified public accountants to be selected by the Board of Directors to conduct the annual audit of the books and accounts of the Company and for reviewing the adequacy and effectiveness of the internal auditing, accounting and financial controls of the Company with the independent certified public accountants and the Company's internal financial and accounting staff. The Audit Committee met one time in 1999.

      COMPENSATION COMMITTEE. The Compensation Committee of the Board of Directors consists of G. Ronald Morris, Michael E. Werner, and Steven T. Warshaw. The Compensation Committee is responsible for reviewing and approving the Company's executive compensation policies and practices and supervising the administration of the Company's employee benefit plans, including the NN Ball & Roller, Inc. Stock Incentive Plan. The functions of the Compensation Committee are discussed in further detail in the section entitled "Report of the Compensation Committee" herein. The Compensation Committee met three times in 1999.


ATTENDANCE AT BOARD AND COMMITTEE MEETINGS

      The Board of Directors held six meetings in 1999. Each director of the Company was present for all of the meetings of the Board of Directors and each Committee on which such director served.

                               EXECUTIVE COMPENSATION

      The following table sets forth for the years ended December 31, 1997, 1998 and 1999, certain information concerning the compensation paid for services rendered in all capacities by the Company, to each individual who served as the Chief Executive Officer and to each of the other most highly compensated executive officers of the Company whose annual salary and bonus in 1999 exceeded $100,000 (the "Named Executive Officers").



                           SUMMARY COMPENSATION TABLE

                                                                       LONG-TERM
                                                                      COMPENSATION
NAME AND                                        ANNUAL             AWARDS      ALL OTHER
PRINCIPAL                                    COMPENSATION         OPTIONS/    COMPENSATION
POSITION                            YEAR   SALARY ($) BONUS ($)    SARS (#)      ($) (1)
--------                            ----   ---------  ---------    --------      -------

Roderick R. Baty..............      1999   210,137     45,000        85,000        1,057(2)
 Chief Executive Officer/President  1998   200,000          0             0        1,196
                                    1997   154,063     20,000             0          712

Richard D. Ennen..............      1999   200,000     40,000             0       46,352(2)(3)
 Chairman                           1998   200,000          0             0       47,408
                                    1997   174,720     20,000             0       46,587

Frank T. Gentry...............      1999   124,667     21,000        15,900          652(2)
Vice President - Manufacturing      1998   114,000          0             0          733
                                    1997   106,307     13,000             0          612

David L. Dyckman..............      1999   132,478     23,000        18,000          609(2)
Chief Financial Officer/Vice        1998    78,269          0        40,000       30,018
President                           1997         0          0             0            0

Robert R. Sams................      1999   103,285     19,000        16,600          810(2)
Vice President - Market Services    1998   118,894          0             0          611
                                    1997   111,104     11,000         2,000          600
------------------------------

[FN]
(1) For all named executives other than Mr. Ennen, amounts for 1999 include $500 in Company matching contributions under a "401(k)" savings plan that is open to substantially all of the Company's employees and officers who have met certain service and age requirements.

(2)   Amounts reported for 1999 include $557, $6,767, $233, $109 and $210 in premiums paid by the Company for supplemental life insurance for the benefit of Messrs. Baty, Ennen, Gentry, Dyckman and Sams.

(3) This amount for 1999 includes $39,585 in premiums paid by the Company on a $1,200,000 life insurance policy for Mr. Ennen, the proceeds of which are payable to his named beneficiaries.

                       AGGREGATED OPTION EXERCISES IN 1999
                          AND YEAR-END OPTION VALUES

      The following table sets forth certain information concerning stock option exercises during 1998 and option values at year-end, with respect to stock options granted to the executive officers named in the Summary Compensation Table.

                                                                      VALUE OF
                                                   NUMBER OF         UNEXERCISED
                           SHARES                 UNEXERCISED        IN-THE-MONEY
                         ACQUIRED                 OPTIONS AT           OPTIONS
                            ON        VALUE        YEAR-END (#)     AT YEAR-END ($)(1)
                         EXERCISE    REALIZED     EXERCISABLE/        EXERCISABLE/
NAME                        (#)        ($)       UNEXERCISABLE      UNEXERCISABLE
----                        ---      -------     -------------      -------------

Roderick R. Baty . .. .      0          -       120,000/115,000       0/$111,350
Richard D. Ennen . . .       0          -              -                   -
Frank T. Gentry  . . .       0          -        28,800/26,850         0/$20,829
David L. Dyckman . . .       0          -         8,000/50,000         0/$40,980
Robert T. Sams . . . .       0          -         8,000/21,800         0/$20,698

----------------------------

[FN]
(1) On December 31, 1999, the market price of the Common Stock was $7.25 per share.

EMPLOYMENT AGREEMENT WITH MR. BATY

      Mr. Baty has a written agreement to serve as President and Chief Executive Officer until July 31, 2000 which extends automatically for successive one-year terms unless either party gives notice of termination. The Company may terminate the employment of Mr. Baty with or without cause, but if terminated without cause, Mr. Baty would continue to receive his annual salary, paid on a monthly basis, for one year from the date of termination. Mr. Baty has also agreed to a non-competition agreement that ends two years after the conclusion of his employment with the Company.

EMPLOYMENT AGREEMENT WITH MR. GENTRY

      Mr. Gentry has a written employment agreement to serve as Vice President - Manufacturing until March 31, 2000 that extends automatically for successive one-year terms unless either party gives notice of termination. The Company may terminate Mr. Gentry's employment with or without cause, but if Mr. Gentry is terminated without cause, he would continue to receive his annual salary, paid on a monthly basis, for one year from the date of termination. Mr. Gentry has also agreed to a non-competition agreement that ends two years after the conclusion of his employment with the Company.

                        REPORT OF THE COMPENSATION COMMITTEE

      The Compensation Committee of the Board of Directors is responsible for the oversight of the Company's compensation policies. The membership of the Compensation Committee during 1999 consisted of G. Ronald Morris, Michael E. Werner and Steven T. Warshaw. The report of the Committee on executive officer compensation for 1999 is set forth below.

COMPENSATION PRINCIPLES

      The goal of the Company is to structure its compensation arrangements for executive officers in a manner that will promote the Company's profitability and enhance stockholder value. In designing its compensation arrangements to achieve this goal, the Company is guided by the following objectives:

     o attracting and retaining qualified and dedicated executives who are essential to the long-term success of the Company;

     o providing compensation packages that are competitive with the compensation arrangements offered by comparable companies, including the Company's competitors;

     o tying a significant portion of an executive officer's compensation to the Company's and the individual's performance; and

     o directly aligning the interests of management with the interests of the stockholders through stock-based compensation arrangements.

In 1999, the components of the Company's executive compensation arrangements consisted of salary, cash bonuses and stock option awards pursuant to the Stock Incentive Plan.

EXECUTIVE OFFICER COMPENSATION

      As a general matter, the Company believes that the interests of the Company and its stockholders are best served by maintaining a flexible approach to executive compensation. In this regard, the Company tends to rely on subjective criteria rather than a preestablished formula. The Committee currently is considering, however, the implementation of a more formal compensation structure whereby, for example, specific salary ranges would be prescribed for particular positions within the Company and bonus awards would be tied to preestablished criteria.

      In 1999, the Compensation Committee requested that Mr. Ennen, the Chairman of the Company, and Mr. Baty, the Chief Executive Officer of the Company, make recommendations as to the appropriate salary and number of stock options, if any, to be granted to each of the Company's executive officers. The Compensation Committee, following due consideration, adopted substantially all such recommendations. The Committee delegated authority to Mr. Baty to set the annual bonus amounts for each of the executive officers of the Company, other than Mr. Ennen and himself, without further formal approval by the Committee.

      SALARY. The salary level for the Company's executive officers generally is determined biannually. A base salary level is established for each executive officer by reference to salaries historically paid by the Company to its executive officers and to salaries paid to executive officers holding comparable positions with comparable companies in the Company's geographic region. From time to time the Company also consults published reports that compile salary and bonus information for small-to-medium sized companies (some but not all of which may be companies that comprise the Value Line Machinery Industry Stock Index the performance of which are presented in the "Stock Performance Graph"). The Company typically targets its base salary levels approximately at the midpoint of the competitive salary range. The target levels are then adjusted based on a number of subjective factors, including the executive's scope of responsibility and individual performance, and to maintain equity within the Company's overall salary structure.

      ANNUAL BONUS. Decisions regarding bonuses to executives are made annually. As with the Company's other compensation practices, the receipt of a bonus is dependent, for the most part, upon a subjective evaluation of corporate performance and of the contribution of the particular individual to the attainment of such performance.

      The bonuses paid to the named executive officers for 1999 are set forth in the Summary Compensation Table. The most significant considerations underlying the award of bonuses for 1999 were continued improvement in the quality of the Company's products and services and the Company's continued profitabliity.

      STOCK INCENTIVE PLAN. Prior to its initial public offering in 1994, the Company adopted the Stock Incentive Plan under which 1,125,000 shares of the Company's Common Stock have been reserved for issuance to executive officers and other key employees, as determined by the Compensation Committee. The Stock Incentive Plan was amended at the 1999 Annual Meeting by an affirmative vote of the holders of a majority of the outstanding shares of the Common Stock to increase the number of shares available for issuance pursuant to awards made under the plan from 1,125,000 to 1,625,000. The Company awarded options to purchase, in the aggregate, 539,175 shares of Common Stock to six of its executive officers and other key employees during 1999. With respect to the options awarded, the Committee determined, on a subjective basis, and based upon the recommendations of Messrs. Ennen and Baty, that such awards were appropriate to reward such officers and other key employees for superior performance and to provide financial incentives for such officers and employees to continue to perform in a superior manner.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

      The Company's decisions regarding compensation of its Chief Executive Officer are guided by the same policies and considerations that govern compensation of the Company's other executive officers. Mr. Baty's salary was set at a level that the Committee, after consideration of Mr. Ennen's recommendation, determined was appropriate in light of the Company's performance.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

     Section 162(m) of the Internal Revenue Code of 1986, as amended, precludes any public corporation from taking a deduction for compensation in excess of $1 million paid to its chief executive officer or any of its other executive officers. Certain performance-based compensation, however, is exempt from the deduction limit. No formal policy has been adopted by the Company with respect to minimizing the risk that compensation paid to its executive officers will exceed the deduction limit. The Company does not anticipate that any compensation paid to its executive officers in 1999 will exceed the limit imposed by Section 162(m).

                                    G. Ronald Morris
                                    Michael E. Werner
                                    Steven T. Warshaw

                                PERFORMANCE GRAPH

      The following graph compares the cumulative total stockholder return on the Company's Common Stock (consisting of stock price performance and reinvested dividends) from December 31, 1994 with the cumulative total return (assuming reinvestment of all dividends) of (i) the Value Line Machinery Industry Stock Index and (ii) the Standard & Poor's 500 Stock Index, for the period December 31, 1994 through December 31, 1999. The Value Line Machinery Industry Index is an industry index comprised of 49 companies engaged in manufacturing of machinery and machine parts, a list of which is available from the Company. The comparison assumes $100 was invested in the Company's Common Stock and in each of the foregoing indices on December 31, 1994. There can be no assurances that the performance of the Common Stock will continue in the future with the same or similar trend depicted on the graph.

     [GRAPHIC OMITTED]

                                                    CUMULATIVE TOTAL STOCKHOLDER RETURN

                                DEC. 31, 1994   DEC. 31, 1995  DEC. 31, 1996  DEC. 31, 1997  DEC. 31, 1998   DEC. 31, 1999
                                -------------   -------------  -------------  -------------  -------------   -------------
NN Ball & Roller, Inc .........     100.00         210.74        186.92         112.05           76.78          101.10
Value Line Machinery Index ....     100.00         137.50        169.47         226.03          290.22          349.08
Standard & Poor's 500 .........     100.00         141.70        180.24         276.01          235.78          321.13


                       SUBMISSION OF STOCKHOLDER PROPOSALS

      Any stockholder proposal intended to be presented at next year's Annual Meeting must be received by the Company at its executive offices not later than December 11, 2000 in order to be considered for inclusion in the Company's proxy statement and form of proxy for such meeting. All notices should be sent to NN Ball & Roller, Inc., Attention: Secretary, 800 Tennessee Road, Erwin, Tennessee 37650. If the proposal is received by the Company 45 days or fewer prior to the anniversary of the mailing date of this proxy statement, the persons named as proxy in the Company's 2001 proxy materials will have the discretionary authority to vote on the proposal in accordance with their best judgement without disclosure in this proxy statement of how they indent to vote on the proposal.

                                  ANNUAL REPORT

      The Company's 1999 Annual Report to Stockholders, which includes its Annual Report on Form 10-K for the year ended December 31, 1999, is being mailed together with this Proxy Statement.

                                    By Order of the Board of Directors,


                                    /s/ William C. Kelly, Jr.
                                    William C.  Kelly, Jr.
                                    Secretary

      STOCKHOLDERS ARE REQUESTED TO MARK, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. YOUR PROMPT RESPONSE WILL BE HELPFUL, AND YOUR COOPERATION WILL BE APPRECIATED.

PROXY CARD
-------------------------------------------------------------------------------

                             NN BALL & ROLLER, INC.
                               800 TENNESSEE ROAD
                             ERWIN, TENNESSEE 37650

SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 11, 2000 AT THE RENAISSANCE CHARLOTTE SUITES HOTEL, 2800 COLISEUM CENTRE DRIVE, CHARLOTTE, NORTH CAROLINA, 28217.

The undersigned stockholder hereby appoints Richard D. Ennen and Roderick R. Baty, and each of them, with full power of substitution and revocation, the proxies of the undersigned to vote all shares registered in the name of the undersigned on all matters set forth in the proxy statement and on any other matters that may properly come before the Annual Meeting and all adjournments thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR EACH OF THE DIRECTOR NOMINEES, FOR THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION AND FOR THE RATIFICATION OF THE SELECTION OF
PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE DIRECTOR NOMINEES, FOR THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION AND FOR THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS.

Please mark your votes as indicated in this example: |X|

1.   Election of Directors.

     Nominees: Richard D. Ennen, Roderick R. Baty. For, except vote withheld from the following nominee(s):

--------------------------------------------------------------------------------
            |_| FOR                                  |_|  WITHHELD

2. To approve the amendment to the Company's Certificate of Incorporation to change the Company's name to NN, Inc.

            |_| FOR                 |_| AGAINST       |_| ABSTAIN


3. For ratification of the selection of PricewaterhouseCoopers LLP as independent auditors.

            |_| FOR                 |_| AGAINST       |_| ABSTAIN


     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE DIRECTOR NOMINEES, FOR THE AMENDMENT TO THE STOCK INCENTIVE PLAN AND FOR THE RATIFICATION OF THE SELECTION OF
PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS.

     In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.

     Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


SIGNATURE(S)_________________________________________  DATE ___________________


SIGNATURE(S)_________________________________________  DATE ___________________